PROMISSORY NOTE

Principal:   $250,000.00                                    Salt Lake City, Utah
                                                                   July 21, 1999

         On or before July 31, 2000, we promise to pay to the order of Capital Communications, Inc. or successors and assigns the sum of Two Hundred Fifty Thousand Dollars ($250,000) together with interest at the rate of 10% per annum.

         Principal and interest are due on or before maturity date. This note is secured by the accounts receivable of Pacific Webworks, Inc., a Nevada corporation. The security document will be a UCC-1 filing with the State of Utah and the State of Nevada.

         If any default be made in the payment of principal or interest, then, without presentment, notice, or demand the entire unpaid principal sum thereof and all accrued interest thereon shall, at the holder's option, become immediately due and payable.

         The maker and any co-makers, endorsers, and guarantors of this Promissory Note further agree to pay all costs of collection, including any reasonable attorney's fees incurred in case payment shall not be made as herein provided.

         Until this note is paid in full, the  undersigned  will not encumber or
sell  the   collateral   without   express   written   permission   of   Capital
Communications, Inc. or its successors.

         Dated this 21st day of July, 1999.



Pacific Webworks, Inc.


By:   /S/  Christian Larsen
   ----------------------------

Title: President/CEO


By:   /S/  Mark Jensen
   ----------------------------
Title: Chief Operations Officer